UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road
Mississauga, Ontario, Canada		L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States		33634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 5, 2017, Cott Corporation (the “Company”) issued a press release announcing that its wholly owned subsidiary, DS Services of America, Inc. (the “Issuer”), provided notice (the “Notice”) of partial redemption to the holders of its $350,000,000 aggregate principal amount of 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”) issued pursuant to that certain Indenture, dated August 30, 2013 (as amended, amended and restated or supplemented through the date hereof, the “Indenture”), by and among the Issuer, the Company, as a guarantor, the other guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent. Pursuant to the Notice, the Issuer has elected to redeem $100,000,000 in aggregate principal amount of the outstanding Notes on May 5, 2017 (the “Redemption Date”).

The redemption price of the Notes, as set forth in the Indenture, is equal to 100.000% of the principal amount of such Notes redeemed, plus the relevant Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any Notes or any other security.

A copy of the press release relating to the partial redemption of the Notes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Cott Corporation, dated April 5, 2017, regarding the partial redemption of DS Services of America, Inc.’s 10.000% Second-Priority Senior Secured Notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)

By:	/s/ Marni Morgan Poe
Marni Morgan Poe Vice President, General Counsel and Secretary

Date: April 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cott Corporation, dated April 5, 2017, regarding the partial redemption of DS Services of America, Inc.’s 10.000% Second-Priority Senior Secured Notes due 2021.